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                                 Exhibit (e)(1)

                   Amended and Restated Distribution Agreement
               dated as of April 1, 2002, as amended May 15, 2003,
                                     between
           One Group Mutual Funds and One Group Dealer Services, Inc.

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                              AMENDED AND RESTATED
                             DISTRIBUTION AGREEMENT

     AGREEMENT made as of the 1/st/ day of April, 2002, as amended the 15/th/ day of May 2003, between One Group Mutual Funds (the "Trust"), a Massachusetts business trust having its principal place of business at 1111 Polaris Parkway, Columbus, Ohio 43271-1235, and One Group Dealer Services, Inc. ("Distributor") having its principal place of business at 1111 Polaris Parkway, Columbus, Ohio 43271-1235.

     WHEREAS, the Trust is an open-end management investment company, organized as a Massachusetts business trust and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940 (the "1940 Act"); and

     WHEREAS, it is intended that Distributor act as the distributor of the units of beneficial interest ("Shares") of each of the investment portfolios of the Trust identified in Schedule A hereto as such Schedule may be amended from time to time (such portfolios being referred to individually as a "Fund" and collectively as the "Funds").

     NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

     1.   Services as Distributor

     1.1 Distributor will act as agent for the distribution of the Shares covered by the registration statement and prospectuses of the Trust then in effect under the Securities Act of 1933, as amended (the "Securities Act"). As used in this Agreement, the term "registration statement" shall mean Parts A (the prospectuses), B (the Statement of Additional Information) and C of each registration statement that is filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term "prospectus" shall mean each form of prospectus and Statement of Additional Information used by the Funds for delivery to shareholders and prospective shareholders after the effective dates of the above referenced registration statements, together with any amendments and supplements thereto.

     1.2 Distributor agrees to use appropriate efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Trust understands that Distributor may in the future be the distributor of the shares of several investment companies or series (together, "Companies") including Companies having investment objectives similar to those of the Trust. The Trust further understands that investors and potential investors in the Trust may invest in shares of such other Companies. The Trust agrees that Distributor's duties to such Companies shall not be deemed in conflict with its duties to the Trust under this paragraph 1.2.

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     Distributor may finance appropriate activities which it deems reasonable which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, and the compensation of underwriters, dealers and sales personnel.

     1.3 In its capacity as distributor of the Shares, all activities of Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all rules and regulations promulgated by the Commission thereunder and all rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934. Distributor may, without further consent on the part of the Trust, subcontract for the performance of any services hereof with any affiliated or unaffiliated entity that is duly registered as a broker or dealer pursuant to Section 15 of the Securities Exchange Act of 1934, provided, however, that Distributor shall be fully responsible to the Trust for the acts and omissions of any party with whom it contracts.

     1.4 Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent and custodian for the Funds.

     1.5 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, the Trust's officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

     1.6 Distributor will act only on its own behalf as principal if it chooses to enter into selling agreements with selected dealers or others.

     1.7 The Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as Distributor may designate.

     1.8 The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Funds and the Shares as Distributor may reasonably request; and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Trust shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts prepared by the Trust and (b) from time to time such additional information regarding the financial condition of the Funds as Distributor may reasonably request.

     1.9 The Trust represents to Distributor that, with respect to the Shares, all registration statements and prospectuses filed by the Trust with the Commission under the Securities Act have been prepared in conformity with requirements of said Act and rules and regulations of the Commission thereunder. The registration statement and prospectuses contain all statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission and all statements of fact contained in any such registration statement and prospectuses are true and correct. Furthermore, neither any registration statement nor any prospectus includes an untrue statement of a material fact or omits to state a material fact

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required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

     1.10 The Trust authorizes Distributor and dealers to use any prospectus in the form furnished from time to time in connection with the sale of the Shares. The Trust agrees to indemnify, defend and hold Distributor, its several directors, officers and employees, and any person who controls Distributor within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its directors, officers and employees, or any such controlling person, may incur under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus, or arising out of or based upon any omission, or alleged omission, to state a material fact, required to be stated in either any registration statement or any prospectus, or necessary to make the statements in either thereof not misleading; provided, however, that the Trust's agreement to indemnify Distributor, its directors, officers or employees, and any such controlling person, shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations as are contained in any prospectus and in such financial and other statements as are furnished in writing to the Trust by Distributor and used in the answers to the registration statement or in the corresponding statements made in the prospectus, or arising out of or based upon any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to indemnify Distributor and the Trust's representations and warranties hereinbefore set forth in paragraph 1.9 shall not be deemed to cover any liability to the Trust or its Shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Distributor's reckless disregard of its obligations and duties under this Agreement. The Trust's agreement to indemnify Distributor, its directors, officers and employees and any such controlling person, as aforesaid, is expressly conditioned upon the Trust being notified of any action brought against Distributor, its officers or employees, or any such controlling person, such notification to be given by letter or by facsimile addressed to the Trust at its principal office in Columbus, Ohio and sent to the Trust by the person against whom such action is brought, within 10 business days after the summons or other first legal process shall have been served. The failure to so notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph 1.10. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by Distributor, which approval shall not be unreasonably withheld. Such

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counsel shall consult with Distributor and give the Distributor the opportunity to review any documents prepared by such counsel prior to filing the same with the court. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Distributor does not approve of counsel chosen by the Trust, the Trust will reimburse Distributor, its directors, officers and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor or them. The Trust shall not, without the written consent of the Distributor, consent to entry of any judgement or enter into any settlement. Any judgement or settlement shall include as an unconditional term the giving by the claimant or plaintiff to the Distributor and its directors, officers and employees, or any such controlling person, of a release from all liability in respect to such claim or litigation. The Trust's indemnification agreement contained in this paragraph 1.10 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its directors, officers and employees, or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement.

          This Agreement of indemnity will inure exclusively to Distributor's benefit, to the benefit of its several directors, officers and employees, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Shares.

     1.11 Distributor agrees to indemnify, defend and hold the Trust, its several officers and Trustees and any person who controls the Trust within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person, may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by Distributor to the Trust and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectuses, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by Distributor to the Trust required to be stated in such answers or necessary to make such information not misleading. Distributor's agreement to indemnify the Trust, its officers and Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon Distributor being notified of any action brought against the Trust, its officers or Trustees, or any such controlling person, such notification to be given by letter or facsimile addressed to Distributor at its principal office in Columbus, Ohio, and sent to Distributor by the person against whom such action is brought, within 10 business days after the summons or other first legal process shall have been served. Distributor shall have the right of first control of the defense of such action, with counsel of its own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on Distributor's

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part, and in any other event the Trust, its officers or Trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Distributor of any such action shall not relieve Distributor from any liability which Distributor may have to the Trust, its officers or Trustees, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Distributor's indemnity agreement contained in this paragraph 1.11.

     1.12 No Shares shall be offered by either Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by Section 10(b)(2) of said Act is not on file with the Commission; provided, however, that nothing contained in this paragraph 1.12 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any Shareholder in accordance with the provisions of the Trust's prospectuses, Declaration of Trust, or Bylaws.

     1.13 The Trust agrees to advise Distributor as soon as reasonably practical by a notice in writing delivered to Distributor or its counsel:

     (a) of any request by the Commission for amendments to the registration statement or prospectus then in effect or for additional information;

     (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

     (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectuses then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

     (d) of all actions of the Commission with respect to any amendment to any registration statement or prospectuses which may from time to time be filed with the Commission.

          For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

     1.14 The Trust and the Distributor acknowledge and agree on behalf of themselves and their directors, trustees, officers and employees that they may receive from each other information, or access to information, about the customers or about consumers generally (collectively, "Customer Information") including, but not limited to, nonpublic personal information such as a customer's name, address, telephone number, account relationships, account balances and account histories. All information, including Customer Information,

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obtained pursuant to this Agreement shall be considered confidential information. Neither party shall disclose such confidential information to any other person or entity or use such confidential information other than to carry out the purposes of this Agreement, including its use under sections 248.14 and
248.15 of Regulation S-P (17 CFR 248.1 - 248.30) in the ordinary course of carrying out the purposes of the Distribution Agreement. The Distributor agrees to:

  a) Limit access to Customer Information which is obtained pursuant to this Addendum to employees who have a need to know such Customer Information to effect the purposes of this agreement;

  b) Safeguard and maintain the confidentiality and security of Customer Information which is obtained pursuant to this Addendum; and

  c) Use Customer Information obtained pursuant to this Addendum only to carry out the purposes for which the Customer Information was disclosed and for no other purpose.

     The Distributor shall not directly or through an affiliate, disclose an account number or similar form of access number or access code for an account for use in telemarketing, direct mail marketing, or marketing through electronic mail, except as permitted in Section 248.12 of Regulation S-P.

     1.15 This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

     2.   Term, Duration and Termination

          This Agreement shall become effective April 1, 2002 and, unless sooner terminated as provided herein, shall continue until November 30, 2002. Thereafter, if not terminated, this Agreement shall continue automatically for successive one-year terms, provided that such continuance is specifically approved at least annually by (a) the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting for the purpose of voting on such approval and (b) the vote of the Trust's Board of Trustees or the vote of a majority of the outstanding voting securities of such Fund. This Agreement may be terminated without penalty, on not less than 60 days prior written notice, by the Trust's Board of Trustees, by vote of a majority of the outstanding voting securities of the Trust or by the Distributor. This Agreement will also terminate automatically in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

     3.   Sale of Shares Subject to a Front-End Sales Load

     3.1 Under this Agreement, the following provisions shall apply with respect to the sale of and payment for those Shares sold at an offering price which includes a front-end sales load ("Class A Shares") as described in the prospectuses of the Funds identified on Schedule B hereto (collectively, the "Front-End Load Funds"; individually a "Front-End Load Fund"):

          (a) The Distributor shall have the right to purchase Class A Shares from the Front-End Load Funds at their net asset value and to sell such Shares to the public against orders

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therefor at the applicable public offering price, as defined in Section 3.2 below. The Distributor also shall have the right to pay all or a portion of the sales charge referred to in Section 3.2 below to brokers, dealers, and other financial institutions and intermediaries selling Class A Shares.

          (b) Prior to the time of delivery of any Class A Shares by a Front-End Load Fund to, or on the order of, the Distributor, the Distributor shall pay or cause to be paid to the Front-End Load Fund or to its order an amount in Boston or New York clearing house funds equal to the applicable net asset value of such Shares. The Distributor may retain all or a portion of any sales charge payable to brokers, dealers, and other financial institutions and intermediaries.

     3.2 The public offering price of a Class A Share of a Front-End Load Fund shall be the net asset value of the Share, plus any applicable sales charge, all as set forth in the current prospectus of the Front-End Load Fund. The net asset value of Class A Shares shall be determined in accordance with the provisions of the Declaration of Trust and Code of Regulations of the Trust and the then current prospectus of the Front-End Load Fund.

     3.3 The Front-End Load Funds reserve the right to issue, transfer or sell Class A Shares at net asset value (a) in connection with merger or consolidation of the Trust or the Front-End Load Fund(s) with any other investment company or the acquisition by the Trust or the Front-End Load Fund(s) of all or substantially all of the assets or of the outstanding Shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Shares pursuant to any exchange and reinvestment privileges described in any then current prospectus of the Front-End Load Fund; and (e) otherwise in accordance with any then current prospectus of the Front-End Load Fund.

     4.   Shares Subject to a Rule l2b-1 Fee

     4.1 Under this Agreement, the following provisions shall apply with respect to Shares of Classes of the Trust's Shares, other than those of a Class featuring a contingent deferred sales charge ("CDSC"), that are subject to a fee under a Distribution and Shareholder Services Plan under Rule 12b-1 ("Plan") as described in the prospectuses of the Funds and identified on Schedule C hereto (collectively, the "Distribution Plan Classes;" individually a "Distribution Plan Class"):

          (a) The Distributor shall receive from the Trust all distribution and service fees, as applicable, at the rate and under the terms and conditions set forth in each Plan adopted by each Distribution Plan Class of each Fund, as such Plans may be amended from time to time, and subject to any further limitations on such fees as the Board may impose. The Distributor's right to payment of distribution and service fees on such Shares shall continue after termination of this Agreement, subject only to the continued effectiveness of the applicable Plan (such effectiveness controlled exclusively by the terms of the Plan).

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          (b) The Distributor may reallow any or all of the distribution or service fees which it is paid by the Trust with respect to each Distribution Plan Class of each Fund to such brokers, dealers and other financial institutions and intermediaries as the Distributor may from time to time determine.

     5.   Shares Subject to a Contingent Deferred Sales Charge

     5.1 The Trust may offer Shares subject to a CDSC. The Distributor may pay brokers, dealers and other financial institutions and intermediaries commissions with regard to the sale of CDSC Shares. Under this Agreement, the following provisions shall apply with respect to Shares of a Class featuring a CDSC (a "CDSC Class") as described in the prospectuses of the Funds and identified on Schedules D and E hereto.

          (a) The Distributor shall be entitled to receive all CDSC payments on Shares of a CDSC Class. The Distributor may assign or sell to a third party (a "CDSC Financing Entity") all or a part of the CDSC payments on Shares of a CDSC Class that the Distributor is entitled to receive under this Agreement. The Distributor's right to payment on Shares of a CDSC Class shall continue after termination of this Agreement.

          (b) (i) The Distributor shall be entitled to receive all distribution fees and service fees at the rate and under the terms and conditions set forth in the Plan adopted by the Trust with respect to a CDSC Class on Shares sold. The services rendered by the Distributor for which the Distributor is entitled to receive any portion of such fees shall be deemed to have been completed at the time of the initial purchase of the Shares taken into account in computing such portion of such fees. The Distributor may assign or sell to a CDSC Financing Entity all or a part of the distribution fees the Distributor is entitled to receive from the Trust under the Plan. The Distributor's right to payment of distribution fees on such Shares shall continue after termination of this Agreement, subject only to the continued effectiveness of the Plan (such effectiveness controlled exclusively by the terms of such Plan). The Trust's obligation to pay distribution fees that are assigned to a CDSC Financing Entity is absolute and unconditional and shall not be subject to any dispute, offset, counterclaim or defense whatsoever.

          (ii) The Distributor shall not be required to offer or sell Shares of a CDSC Class if the Plan adopted by the CDSC Class is terminated and unless and until it has received a binding commitment from a CDSC Financing Entity (a "Commitment") satisfactory to the Distributor which Commitment shall cover all expenses and fees related to the offer and sale of such Shares of the CDSC Class including but not limited to dealer reallowances, financing commitment fees, and legal fees. If at any time during the term of this Agreement the Plan adopted by the CDSC Class terminates or the then current CDSC financing is terminated through no fault of the Distributor, the Distributor has the right to immediately suspend CDSC Share sales until substitute financing becomes effective.

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          (iii) The Distributor may enter into arrangements regarding the financing of commissions pertaining to the sale of shares of a CDSC Class only upon written approval of the Trust's Treasurer, or his or her designee, such approval not to be unreasonably withheld.

          (c) The Distributor and the Trust hereby agree that the terms and conditions set forth herein regarding the offer and sale of Shares of a CDSC Class may be amended upon approval of both parties in order to comply with the terms and conditions of any agreement with a CDSC Financing Entity to finance the costs for the offer and sale of Shares of a CDSC Class so long as such terms and conditions are in compliance with the Plan.

     6.   Limitation of Liability of the Trustees and Shareholders

     The name "One Group(R) Mutual Funds" and "Trustees of One Group(R) Mutual Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated May 23, 1985, as amended and restated February 18, 1999, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "One Group(R) Mutual Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series and/or class of Shares of the Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust.

     The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Trust's Agreement and Declaration of Trust.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

ONE GROUP MUTUAL FUNDS           ONE GROUP DEALER SERVICES, INC.


By: /s/ Mark A. Beeson           By: /s/ Robert L. Young
    ------------------------             -----------------------------

Title: President                 Title: Chief Financial Officer
     -----------------------            ------------------------------

Date: May 15, 2003               Date: May 15, 2003
      ----------------------           -------------------------------

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